Exhibit 99.2
ACC TELENTERPRISES LTD.
CONSOLIDATED BALANCE SHEET
(Amounts in 000's)

                                                            (Unaudited)
                                                             June 30,
                                                               1996
                                                         ------------------
CURRENT ASSETS:


Cash                                                        $         -
Accounts receivable, net                                         24,933
Prepaid and other assets                                          1,022
Due from affiliates                                                 173
                                                         ------------------
     TOTAL CURRENT ASSETS                                        26,128
                                                         ------------------
PROPERTY, PLANT, AND EQUIPMENT, net                              17,902
                                                         ------------------
OTHER ASSETS:
Customer base and other assets, net                              14,233
Goodwill, net                                                    10,214
                                                         ------------------
                                                                 24,447
                                                         ------------------
     TOTAL ASSETS                                               $68,477
                                                         ==================
CURRENT LIABILITIES:
Bank indebtedness                                                  $272
Current maturities of long-term debt                                687
Accounts payable and accrued liabilities                         23,320
Notes payable                                                       707
Due to affiliates                                                11,294
                                                         ------------------
     TOTAL CURRENT LIABILITIES                                   36,280
                                                         ------------------
LONG-TERM DEBT:
Due to affiliates                                                22,238
Capital leases and other                                            871
                                                         ------------------
     TOTAL LONG-TERM DEBT                                        23,109
                                                         ------------------
SHAREHOLDERS' EQUITY:
Capital stock (6,619,625 shares)                                 23,056
Deficit                                                         (13,968)
                                                         ------------------
     TOTAL SHAREHOLDERS' EQUITY                                   9,088
                                                         ------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $68,477
                                                         ==================

The amounts above are stated in Canadian dollars.

The exchange rate to U.S. dollars at June 30, 1996 was .732.

ACC TELENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000's except per share data)
(UNAUDITED)

                                            Six Months Ended June 30,

                                               1996        1995
                                           ----------------------------
REVENUE:
Toll                                           $71,332     $53,793
Local service lines                              2,425           -
Leased line and other                            6,715       3,272
                                           ----------------------------
                                                80,472      57,065

Network costs                                   51,175      38,066
                                           ----------------------------
GROSS MARGIN                                    29,297      18,999

OPERATING EXPENSES:
Depreciation and amortization                    4,215       2,939
Selling expense                                  7,904       5,483
General and administrative expenses             13,219       9,708
                                           ----------------------------
                                                25,338      18,130
                                           ----------------------------
Income from operations                           3,959         869

OTHER INCOME (EXPENSE):
Interest income                                     44          63
Interest expense                                (1,282)     (1,359)
Foreign exchange gain (loss)                        48         (44)
                                           ----------------------------
                                                (1,190)     (1,340)
                                           ----------------------------
NET INCOME (LOSS)                               $2,769       ($471)
                                           ============================
INCOME (LOSS) PER SHARE                          $0.42      ($0.07)
                                           ============================

The amounts above are stated in Canadian dollars.

ACC TELENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
(Amounts in 000's)
(UNAUDITED)

                                                       Six Months Ended June 30,

                                                          1996         1995
                                                    ----------------------------
OPERATING:
Net income (loss)                                          $2,769        ($471)
                                                    ----------------------------
ADJUSTMENT FOR NON-CASH ITEM:
Depreciation and amortization                               4,215        2,939

(INCREASE) DECREASE IN ASSETS:
Accounts receivable, net                                   (3,662)      (2,452)
Prepaid and other assets                                      152          189

DECREASE IN LIABILITIES:
Accounts payable and accrued liabilities                    2,195       (5,330)
                                                    ----------------------------
     Cash provided by (used in) operating activities        5,669       (5,125)
                                                    ----------------------------
INVESTING:
Additions to property, plant and equipment                 (2,897)      (1,729)
Customer base acquisition costs                                 -         (315)
Acquisition of Internet assets                             (5,625)           -
Installation costs                                           (929)        (555)
Other assets                                                  (41)          (7)
                                                    ----------------------------
     Cash used in investing activities                     (9,492)      (2,606)
                                                    ----------------------------
FINANCING:
Due to affiliates                                           5,095        6,369
Repayment of notes payable                                 (1,050)           -
Reduction of notes payable                                   (826)           -
Stock options exercised                                        62            -
Capital leases and other                                     (439)         961
                                                    ----------------------------
     Cash provided by financing activities                  2,842        7,330
                                                    ----------------------------
NET DECREASE IN CASH                                         (981)        (401)

CASH, BEGINNING OF PERIOD                                     709        1,247
                                                    ----------------------------
CASH (BANK INDEBTEDNESS), END OF PERIOD                     ($272)        $846
                                                    ============================

The amounts above are stated in Canadian dollars.

                   NOTES TO INTERIM FINANCIAL STATEMENTS

                 ACC TELENTERPRISES LTD. AND SUBSIDIARIES


          1.   Statement of Management

          The condensed consolidated financial statements of ACC TelEnterprises Ltd. and subsidiaries (the Company) as of, and for the six months ended June 30, 1996, have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest Annual Report.

          The interim financial statements contained herein reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary to a fair statement of the results of operations for the interim periods presented.

          2.   Purchase

          As of May 13, 1996, the Company purchased certain assets of Internet Canada Corp., a company based in Toronto, Canada, which is engaged in the business of providing Internet access and home page design and development. The purchase price was Cdn. $3.0 million plus additional amounts to be calculated based on customer numbers at various dates, with the total not to exceed Cdn. $7.0 million. As of June 30, 1996, approximately $3.0 million has been paid.

          3.   License Agreement

          Prior to June 30, 1996, the Company entered into a contract with a third party for a non-exclusive, non-transferable license for proprietary software. The contract requires the Company to pay a one-time license fee of approximately Cdn. $1.5 million and also provides for an annual maintenance service fee to be paid by the Company.